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                                                                    Exhibit 3.94

                                  BY - L A W S

                                       OF

                         TOLL BROTHERS REAL ESTATE, INC.

                   (FORMERLY MOUNTAIN VIEW REAL ESTATE, INC. )

                                   ARTICLE I.

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the office of the corporation or at such place within or without the Commonwealth of Pennsylvania as may be fixed from time to time by the Board of Directors by resolution regularly adopted and/or as may be set forth in the notice calling the meeting.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held ninety (90) days after the close of the fiscal or calendar year commencing in the year following the year of creation.

         If the annual meeting date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

         SECTION 3. VOTING. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, provided, however, that in all elections for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates, and the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         The vote for directors or upon any question which may come before a shareholders' meeting need not be by ballot except upon demand made by a shareholder at the election before the voting begins.

         All elections shall be had and all questions decided by plurality vote, except as otherwise provided by the Articles of Incorporation and/or by the laws of the Commonwealth of Pennsylvania.

         The officer having charge of the transfer books, shall make, at least five (5) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting; arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office and shall be subject to the inspection of any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         SECTION 4. QUORUM. Any number of shareholders together holding at least a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.



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         SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from day to day or for such longer periods, not exceeding fifteen (15) days each, as the holders of a majority of the shares present in person or by proxy shall direct, provided, however, that at the second adjourned meeting, those shareholders in attendance, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

         SECTION 6. SPECIAL MEETINGS: HOW CALLED. Special meetings of the shareholders may be called by the President or Secretary, and shall be called upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Secretary, signed by a majority of the directors, or by the holders of not less than twenty (20) percent of all the shares outstanding and entitled to vote.

         SECTION 7. NOTICE OF SHAREHOLDERS' MEETINGS. Written or printed notice, stating the place and time of every meeting, and the general nature of the business to be considered, shall be given by or at the direction of the person authorized to call the meeting, to each shareholder entitled to vote thereat at his last known post office address, at least ten (10) days before the meeting in the case of an annual meeting, and five (5) days before the meeting in the case of a special meeting, unless otherwise provided by law.

         At any special meeting of shareholders no business other than that stated in the notice shall be transacted without the unanimous consent of all the shareholders entitled to vote thereat.

         SECTION 8. FINANCIAL REPORT TO SHAREHOLDERS. It shall not be necessary for the directors to cause to be sent to the shareholders the financial report set forth in section three hundred eighteen (318) of the Business Corporation Law.

                                   ARTICLE II.

                                    DIRECTORS

         SECTION 1. NUMBER, TERM, QUORUM. The number of directors shall be two
(2). The Board shall consist of at least three (3) members except that where all shares are owned beneficially of record by one (1) or two (2) shareholders the number of directors may be less than three (3) but not less than the number of shareholders. The directors shall be elected by plurality vote at the annual meeting of the shareholders and each director shall be elected for a term of at least one (1) year and except in the event of his resignation shall serve until his successor shall be elected and shall qualify. Directors need not be shareholders. Directors must be of full age but need not be residents of the Commonwealth.

         At any meeting of directors, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

         SECTION 2. ANNUAL MEETING OF DIRECTORS. The Board of Directors shall hold an annual meeting immediately after the annual meeting of the shareholders, if a quorum be present, for purposes of organization, the election of officers and the regular transaction of business; or such meeting may be held at such other time and place as may be fixed by consent in writing of all the directors.



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         SECTION 3. ELECTION OF OFFICERS. At their annual meeting, or at any subsequent meeting called for the purpose, the directors shall elect a President, a Treasurer and a Secretary, and there may also be one or more Vice-Presidents and such other officers and assistant officers as the needs of the corporation may require, none of whom need be directors. Such officers and assistant officers shall hold office until the next annual election of officers and until their successors are elected and qualify.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         SECTION 5. SPECIAL MEETINGS: HOW CALLED: NOTICE. Special meetings of the Board of Directors may be called by the President, or by the Secretary on the written request of any director on two (2) days notice to each director.

         SECTION 6. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the management of the business of the corporation, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-Laws, may exercise all the powers of the corporation.

         SECTION 7. COMPENSATION OF DIRECTORS. Directors may receive compensation for their services as directors, or by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Any director may serve the corporation in any other capacity as an officer, agent, or otherwise, and receive compensation therefor.

                                  ARTICLE III.

                                    OFFICERS

         SECTION 1. DESIGNATIONS. The officers of the corporation shall be a President, a Secretary and a Treasurer, and there may also be a Chairman of the Board of Directors, one or more Vice-Presidents, and such other officers as may from time to time be elected or appointed by the Board of Directors. More than two offices may be held by the same person.

         SECTION 2. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 3. PRESIDENT. The President shall preside at all meetings of the shareholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, he shall preside at all meetings of the directors. He shall be the chief executive officer of the corporation and shall exercise detailed supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors.

         SECTION 4. VICE-PRESIDENT. The Vice-President or Vice-Presidents, if any, in the order of their seniority and in the absence of the President, or in the event of his inability to act, shall perform the functions of that office, and such other duties as may be assigned to them from time to time by the Board of Directors.

         SECTION 5. SECRETARY. The Secretary shall give notice of all meetings of shareholders and directors, and all other notices required by law or by these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the Board of Directors, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.



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         SECTION 6. TREASURER. The Treasurer shall have the custody of all funds, securities and other valuable documents of the corporation; he shall receive and give or cause to be given receipts and acquaintances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation; and he shall perform all the other duties incident to the office of Treasurer.

         SECTION 7. OTHER OFFICERS. All other officers elected or appointed by the Board of Directors shall have such powers and shall perform such duties as shall be assigned to them by the directors.

                                   ARTICLE IV.

       RESIGNATIONS: FILLING OF VACANCIES: INCREASE OF NUMBER OF DIRECTORS

         SECTION 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 2. FILLING OF VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may elect any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly elected by the shareholders at the next annual meeting or at any special meeting duly called for that purpose and held prior thereto. If no director remains, the vacancy on the Board of Directors shall be filled by action of the shareholders.

         SECTION 3. INCREASE OF NUMBER OF DIRECTORS. The number of directors may be increased at any time by amendment of these By-Laws, by the affirmative vote of a majority of the directors or, by the affirmative vote of a majority in interest of the shareholders, at any regular or special meeting, called and held for such purpose, and by like vote the additional directors may be elected at such meeting to hold office until the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                                   ARTICLE V.

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the corporation affixed, or with a facsimile of the seal engraved or printed thereon, signed by the President or the Vice President and by the Secretary, or the Treasurer, shall be issued to each shareholder certifying the number of shares owned by him in the corporation.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors, in their discretion, may require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.



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         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation and canceled and new certificates shall thereupon be issued.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

         SECTION 1. CORPORATE SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL PENNSYLVANIA". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         SECTION 3. OFFICES AND RECORDS. Unless and until changed, as provided by law, the registered office of the corporation shall be established and maintained at the address set forth in the Articles of Incorporation. An original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the By-Laws, certified by the Secretary, shall be kept at the registered office or the principal place of business and an original or duplicate share register and the books or records of account shall likewise be kept at the registered office or the principal place of business.

         SECTION 4. CHECKS, DRAFTS, NOTES. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 5. WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                                  ARTICLE VII.

                                   COMMITTEES

         SECTION 1. In the event the number of directors is, or is increased to, three or more, the Board of Directors may by resolution adopted by a majority of the whole board, delegate two or more of its number to constitute an Executive Committee, which, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors in the management of the business of the corporation.

         SECTION 2. The committee shall keep regular minutes of its proceedings and report the same to the Board when required.



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                                  ARTICLE VIII.

                                 WRITTEN CONSENT

         SECTION 1. ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS. Any action required or permitted to be taken at a meeting of the shareholders or of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to notice of or to vote with respect to the subject matter thereof, or by all of the members of the Board or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote.

                          ARTICLE IX. Deleted 10/29/93

                                   ARTICLE X.

                                   AMENDMENTS

         SECTION 1. AMENDMENT OF BY-LAWS. The shareholders, by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote, or the directors, by the affirmative vote of a majority of the directors, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these By-Laws.



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                                    EXHIBIT A

                          ARTICLE XI - INDEMNIFICATION

         SECTION 1. ACTIONS BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of these By-Laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Sections XI. 1 and XI.2 of these By-Laws, (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections XI. 1 and XI. 2 of these By-Laws. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.



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         SECTION 5. ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         SECTION 6. PROVISIONS NOT EXCLUSIVE. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

         SECTION 8. CONSTITUENT CORPORATION. For purposes of this Article XI, references to "the corporation" shall included, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify the directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 9. OTHER ENTERPRISES; FINES; SERVICES. For purposes of this
Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XI.

         SECTION 10. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



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